UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 16, 2004

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On July 16, 2004, Critical Path, Inc. (the “Company”) issued a press release announcing that its previously announced rights offering to purchase up to $21 million of Series E Preferred Stock of the Company, which was scheduled to expire at 5:00 p.m., New York City time, on Friday, July 16, 2004, has been extended until 5:00 p.m., New York City time on Monday, August 2, 2004. The press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated July 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: July 19, 2004	By	/s/ Michael J. Zukerman
	Name:	Michael J. Zukerman
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release dated July 16, 2004.